                                                                     EXHIBIT 3.2










                            NICHOLS TXEN CORPORATION



                          =============================

                              AMENDED AND RESTATED

                                     BYLAWS

                          =============================

                                NOVEMBER 6, 1998

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                            NICHOLS TXEN CORPORATION


                                     INDEX
                                     -----

                                                                                                               Page

ARTICLE ONE - OFFICES.............................................................................................1
         1.1      Registered Office...............................................................................1
         1.2      Principal Business Office.......................................................................1

ARTICLE TWO - SHAREHOLDERS MEETINGS...............................................................................1
         2.1      Annual Meeting..................................................................................1
         2.2      Special Meetings................................................................................1
         2.3      Place...........................................................................................1
         2.4      Notice..........................................................................................2
         2.5      Quorum..........................................................................................2
         2.6      Proxies; Required Vote..........................................................................2
         2.7      Presiding Officer and Secretary.................................................................3
         2.8      Conduct of Business.............................................................................3
         2.9      Shareholder List................................................................................4
         2.10     Action in Lieu of Meeting.......................................................................4

ARTICLE THREE - DIRECTORS.........................................................................................4
         3.1      Number of Directors; Quorum.....................................................................4
         3.2      Vacancies.......................................................................................4
         3.3      Election of Directors...........................................................................5
         3.4      Regular Meetings and Special Meetings...........................................................5
         3.5      Removal.........................................................................................5
         3.6      Resignation.....................................................................................5
         3.7      Compensation....................................................................................6
         3.8      Chairman........................................................................................6
         3.9      Participation in Meetings By Telephone..........................................................6
         3.10     Interested Directors and Officers...............................................................7
         3.11     Powers..........................................................................................7

ARTICLE FOUR - COMMITTEES.........................................................................................8
         4.1      Executive Committee.............................................................................8
         4.2      Audit Committee................................................................................10
         4.3      Compensation Committee.........................................................................10
         4.4      Other Committees...............................................................................11
         4.5      Removal........................................................................................11
         4.6      Action Without Meeting.........................................................................11

ARTICLE FIVE - DUTIES OF OFFICERS................................................................................12
         5.1      General Provisions.............................................................................12

         5.2      Term of Office.................................................................................12
         5.3      Chairman of the Board..........................................................................13
         5.4      Chief Executive Officer........................................................................13
         5.5      President......................................................................................13
         5.6      Executive Vice Presidents, Senior Vice Presidents and Vice Presidents..........................14
         5.7      Secretary......................................................................................15
         5.8      Chief Financial Officer........................................................................15
         5.9      Chief Technical Officer........................................................................15
         5.10     Chief Operating Officer........................................................................15
         5.11     Chief Medical Officer..........................................................................16
         5.12     General Managers...............................................................................16
         5.13     Treasurer......................................................................................16
         5.14     Assistant and Subordinate Officers.............................................................16
         5.15     Duties of Officers May Be Delegated............................................................17

ARTICLE SIX - CAPITAL STOCK......................................................................................17
         6.1      Certificates...................................................................................17
         6.2      Transfer of Shares.............................................................................18
         6.3      Record Dates...................................................................................18
         6.4      Registered Owner...............................................................................18
         6.5      Transfer Agent and Registrars..................................................................19
         6.6      Lost Certificates..............................................................................19
         6.7      Fractional Shares or Scrip.....................................................................19
         6.8      Regulations....................................................................................20

ARTICLE SEVEN - BOOKS AND RECORDS; SEAL; MISCELLANEOUS...........................................................20
         7.1      Inspection of Books and Records................................................................20
         7.2      Seal...........................................................................................20
         7.3      Annual Statements..............................................................................20
         7.4      Facsimile Signature............................................................................20
         7.5      Reliance Upon Books, Reports and Records.......................................................20
         7.6      Fiscal Year....................................................................................21
         7.7      Time Periods...................................................................................21

ARTICLE EIGHT - INDEMNIFICATION..................................................................................21
         8.1      Right to Indemnification.......................................................................21
         8.2      Right to Advancement of Expenses...............................................................22
         8.3      Right of Indemnitee to Bring Suit..............................................................22
         8.4      Non-Exclusivity of Rights......................................................................23
         8.5      Insurance......................................................................................24

ARTICLE NINE - NOTICES; WAIVERS OF NOTICE........................................................................24
         9.1      Notices........................................................................................24
         9.2      Waivers of Notice..............................................................................24

ARTICLE TEN - EMERGENCY POWERS...................................................................................25
         10.1     Bylaws.........................................................................................25
         10.2     Lines of Succession............................................................................25
         10.3     Head Office....................................................................................25


         10.4     Period of Effectiveness........................................................................25
         10.5     Notices........................................................................................26
         10.6     Officers as Directors Pro Tempore..............................................................26
         10.7     Liability of Officers, Directors and Agents....................................................26

ARTICLE ELEVEN - CONTRACTS; CHECKS...............................................................................26
         11.1     Contracts......................................................................................26
         11.2     Checks.........................................................................................27

ARTICLE TWELVE - AMENDMENTS......................................................................................27

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                            NICHOLS TXEN CORPORATION


                                   ARTICLE ONE

                                     OFFICES

         1.1 Registered Office. The corporation shall at all times maintain a registered office in the State of Delaware and a registered agent at that address, but it may have other offices located within or outside the State of Delaware as the Board of Directors may determine.

         1.2 Principal Business Office. The corporation shall maintain its principal place of business in Shelby County, Alabama, and may have other places of business within or without the State of Alabama as the Board of Directors may determine.

                                  ARTICLE TWO

                             SHAREHOLDERS MEETINGS

         2.1 Annual Meeting. The annual meeting of shareholders of the corporation shall be held at such place and such date and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting. If the place is not so specified, the meeting shall be held at the principal business office of the corporation in Shelby County, Alabama.

         2.2 Special Meetings. Special meetings of the shareholders may be called at any time by a majority of the Board of Directors. In addition, the shareholders holding at least 10% of the outstanding voting common stock of the corporation may require the Board of Directors to call a meeting of shareholders. Special meetings shall be held at such a time and place on such date as shall be specified in the notice of the meeting.

          2.3 Place. Annual or special meetings of shareholders may be held within or without the State of Alabama as may be specified in the notice of meeting.

          2.4 Notice. Notice of annual or special shareholders meetings stating place, day and hour of the meeting shall be given in writing not less than ten (10) nor more than fifty (50) days before the date of the meeting, either mailed to the last known address of or personally given to each shareholder. Notice of a meeting may be waived by an instrument in writing executed before, at or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or consolidation, in which event the waiver shall comply with the further requirements of law concerning such waiver. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.

         2.5 Quorum. At all meetings of shareholders a majority of the outstanding shares of voting common stock shall constitute a quorum for the transaction of business, and except as provided in Section 2.10 below, no resolution or business shall be transacted without a plurality of the votes cast at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

         2.6 Proxies; Required Vote. At every meeting of the shareholders, including meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, authorized by an instrument in writing or by a transmission permitted by law. Any copy, facsimile or other reliable reproduction of the writing or transmission may be substituted in lieu of the original. Each shareholder shall have one vote for each share of voting common stock, registered in his name on the books of the corporation. If a quorum is present, the affirmative vote of a plurality of the votes cast shall be required for approval of all matters coming before the meeting, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, make a written report thereof. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

         2.7 Presiding Officer and Secretary. At every meeting of shareholders, the Chairman, or in his absence, the Chief Executive Officer, or in his absence, the appointee of the holders of a majority of the shares entitled to vote who are present shall preside. The Secretary, or in his absence, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

         2.8 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems appropriate in his or her discretion. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. The Chief Executive Officer of the corporation shall call the meeting to order and act as chairman of the meeting unless a chairman has been elected pursuant to Section 3.8 hereof.

         2.9 Shareholder List. The officer or agent having charge of the stock transfer books of the corporation shall produce for the inspection of any shareholder a complete alphabetical list of shareholders entitled to vote showing the address and share holdings of each shareholder. Such a list shall be kept on file in the principal business office of the corporation for at least ten (10) days prior to all meetings of shareholders and shall be subject to inspection by any shareholder making written request therefor at any time during usual business hours; such list shall also be available for inspection by any shareholder at, and continuously during, every meeting of the shareholders.

          2.10 Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at an annual or special meeting of the shareholders, may be taken without a meeting without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by all the holders of outstanding voting common stock.

                                  ARTICLE THREE

                                   DIRECTORS

          3.1 Number of Directors; Quorum. The Board of Directors shall consist of such number as the Board of Directors shall from time to time have designated, except that the Board shall consist of not less than one (1) and not more than ten (10) members. A majority of said directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, except as provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or writings.

         3.2 Vacancies. The directors may fill the place of any Director which may become vacant prior to the expiration of his term by a vote of the majority of remaining directors though the remaining directors may be less than a quorum of the Board of Directors; such appointment by the directors shall continue until the expiration of the term of the Director whose place has become vacant and until his successor is elected and qualified. Any vacancy which occurs by reason of any increase in the number of directors shall be filled by a majority of the directors then in office for the balance of a term or until an election at an annual meeting or special meeting of shareholders called for such a purpose.

          3.3 Election of Directors. Directors shall be elected annually, at the annual meeting of shareholders and shall serve until the next annual meeting of shareholders or until their successors have been elected and qualified.

          3.4 Regular Meetings and Special Meetings. Regular meetings of the Board shall be held at such place or places, date or dates and at such time or times as shall have been established among all directors. A notice of a regular meeting shall not be required. Special meetings may be called by any two (2) directors then in office or by the Chief Executive Officer and shall be held at such place, on such date and at such time as they or he shall fix. Notice of such special meeting shall be given each Director by whom it is not waived by mailing written notice not less than two (2) days before the meeting or by facsimile, electronic mail or other electronic communication facility of such notice not less than twenty-four (24) hours before such meeting.

          3.5 Removal. A Director may be removed from office, with or without cause, upon the majority vote of the shareholders entitled to vote at an election of directors, at a meeting with respect to which notice of such purpose is given. The shareholders, upon the majority vote of the shareholders, may then forthwith proceed to elect a successor for the unexpired term of the Director who was removed from the office.

          3.6 Resignation. Any Director may resign at any time either orally at any meeting of the Board of Directors or by so advising to the Chairman of the Board, if any, or the Chief Executive Officer or by giving written notice to the corporation. A Director who resigns may postpone the effectiveness of his resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect a successor to take office when the resignation by its terms becomes effective.

         3.7 Compensation. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be determined from time to time by resolution of the Board of Directors.

         3.8 Chairman. The Board of Directors may elect from its members a person who shall serve as Chairman of the Board of Directors. In the absence of an agreement to the contrary, the Chairman of the Board of Directors shall preside at every meeting of the shareholders and every meeting of the directors. If the Chairman who is to preside at a meeting of the shareholders or directors is absent the Chief Executive Officer shall preside at such meeting.

         3.9 Participation in Meetings By Telephone. At all meetings of the Board of Directors, directors may participate by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting.

         3.10 Interested Directors and Officers. An interested director or officer is one who is a party to a contract or transaction with the corporation or who is an officer or director of, or has a financial interest in, another corporation, partnership or association which is a party to a contract or transaction with the corporation. Contracts and transactions between the corporation and one or more interested directors or officers shall not be void or voidable solely because of such relationship or interest or because such a director is present at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, if either: (1) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative votes or consent of a majority of disinterested directors at a meeting of the Board or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the Board or committee prior to the vote; or (2) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors or the appropriate committee (including, in such case, the vote of the interested director), or the shareholders.

          3.11 Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

                  (1) To declare dividends from time to time in accordance with law;

                  (2) To purchase or otherwise acquire any property, rights or privileges on such terms as they shall determine;

                  (3) To authorize the creation, making and issuance, in such form as they may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                  (4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being, provided that the corporation may enter into employment contracts with its officers and the right of the corporation to remove an officer or to alter his duties and responsibilities shall be subject to such contract terms and provisions;

                  (5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

                  (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the corporation and its subsidiaries as they may determine;

                  (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the corporation and its subsidiaries as they may determine; and,

                  (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the corporation's business and affairs.


                                  ARTICLE FOUR

                                   COMMITTEES


         4.1      Executive Committee.

                  (a) The Board of Directors may by resolution adopted by a majority of the entire Board designate an Executive Committee of the Board of Directors consisting of such number of members as the Board may designate. Each member of the Executive Committee shall hold office at the pleasure of the entire Board of Directors and/or until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor is elected and qualified, or until his death, resignation or removal, or until he shall cease to be director.

                  (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and unless the entire Board shall otherwise provide in a resolution, the Executive Committee shall not have the authority of the Board of Directors in reference to (1) amending the Certificate of Incorporation or Bylaws of the corporation; (2) adopting a plan of merger or consolidation; (3) the sale, lease, mortgage, exchange or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of its business; (4) a voluntary dissolution of the corporation or a revocation of any such voluntary dissolution; (5) filling a vacancy in the Board of Directors; (6) declaring a dividend or distribution from surplus; or (7) issuing capital stock.

                  (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board, or the Chief Executive Officer or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Alabama as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedures, including provision for quorums and notice of its meetings. It shall keep a record of its proceedings and shall report these proceeding to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

                  (d) The Executive Committee shall act by majority vote of its members; provided, that contracts or transactions of and by the corporation in which officers or directors of the corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote; and provided further that if there are only two (2) members of the Executive Committee, a vote of both such members shall be required.

                  (e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

                  (f) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

         4.2 Audit Committee. The Board of Directors shall establish an Audit Committee of the Board of Directors consisting of at least two members of the Board, provided that a majority of the members of the Audit Committee shall be independent directors as defined by rules governing the Nasdaq Stock Market. The Audit Committee of the Board of Directors shall have the following duties and responsibilities:

                  (a)      to review the scope of the audit;

                  (b) to review with the independent auditors the corporate accounting practices and policies and recommend to whom reports should be submitted within the company;

                  (c) to review with the independent auditors their final report;

                  (d) to review with internal and independent auditors overall accounting and financial controls;

                  (e) to be available to the independent auditors during the year for consultation purposes; and

                  (f)      to recommend outside auditors.

         4.3 Compensation Committee. The Board of Directors shall establish a Compensation Committee, composed of two or more members, provided that all of the member of the Compensation Committee shall be non-employee directors as defined by Rule 16b-3 promulgated by the Securities and Exchange Commission. The Compensation Committee will be responsible for reviewing and recommending salaries, bonuses, and other compensation for the corporation's executive officers. The Compensation Committee also will be responsible for administering the corporation's stock option plans and for establishing the terms and conditions of all stock options granted under these plans, unless such plans are administered by the entire Board of Directors.

         4.4 Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of the number of members as the Board may determine, which shall have such names or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for its own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

         4.5 Removal. The Board of Directors shall have the power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

         4.6 Action Without Meeting. Action may be taken by an committee without a meeting if all members thereof consent in writing thereto.

                                  ARTICLE FIVE

                               DUTIES OF OFFICERS

          5.1 General Provisions. The Board of Directors shall elect a Chief Executive Officer, President, Chief Operating Officer, Secretary, Treasurer, Chief Financial Officer, Chief Technical Officer, and Chief Medical Officer and, in its discretion, a Chairman of the Board of Directors and such number of Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and General Managers as the Board may determine. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or at any special meeting of the Board or shall be appointed as provided in these Bylaws. From time to time, the Board of Directors may create such other offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The Chief Executive Officer, the President and other officers (except the Chairman of the Board) need not be chosen from among the members of the Board of Directors. Any two or more of such offices other than that of Secretary and Assistant Secretary may be held by the same person.

          5.2 Term of Office. The officers of the corporation shall hold office at the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the next annual meeting of the Board of Directors following the date of their election and/or until their successors are chosen and qualified. The Board of Directors may remove any officer at any time with or without cause by a majority vote. Such removal shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the corporation shall not of itself create contract rights. The compensation of officers, agents, and employees of the corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer, agent or employee as to persons under his or her direction or control. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties. A vacancy in any office, however created, shall be filled by the Board of Directors.

         5.3 Chairman of the Board. If the Chairman of the Board is an employee of the corporation, the duties of the Chairman shall be to consult with and advise senior management regarding overall corporate strategy, acquisitions, employee and customer relations and business operations of the corporation. 5.4 Chief Executive Officer.

         5.4 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and shall exercise supervision over the business of the corporation and over its several officers, subject, however, to the control of the Board of Directors. He or she shall preside at all meetings of the shareholders and at meetings of the Board of Directors, unless the Board shall determine to elect a Chairman of the Board, in which case the latter shall preside. The powers and duties of the Chief Executive Officer, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to such office and whatever other powers and duties are prescribed by these Bylaws or by the Board of Directors. The Chief Executive Officer of the corporation shall be the highest executive officer of the corporation and shall have overall responsibility for the management of the business of the corporation, including the responsibility for performance of all orders and resolutions adopted by the Board of Directors, and execution of authorized conveyances, contracts and other documents in the name of the corporation, except where the signing and execution thereof may be delegated by the Board of Directors or these Bylaws to another officer or agent of the corporation. The Chief Executive Officer shall, subject to Board approval, have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments requiring his or her signature and shall have all the powers and duties prescribed by law and such other powers and duties as the Board of Directors may from time to time assign to him or her.

         5.5 President. The President shall be the second highest executive officer of the corporation and shall, subject to the direction of the Chief Executive Officer, exercise supervision and control over the operations of the corporation and over its several officers, subject, however, to the control of the Board of Directors and the authority of the Chief Executive Officer. The President shall perform such duties as are conferred upon him or her by these Bylaws, or as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer. At the request of the Chief Executive Officer, or in his or her absence or disability, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have the powers of the Chief Executive Officer. The authority of the President to sign in the name of the corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments shall be coordinate with like authority of the Chief Executive Officer.

         5.6 Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the President may prescribe and shall perform such other duties as may be prescribed by these Bylaws. In the absence or inability to act of the Chief Executive Officer or President, unless the Board of Directors shall otherwise provide, the Executive Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the Chief Executive Officer. The performance of any such duty by an Executive Vice President, Senior Vice President or Vice President shall be conclusive evidence of his power to act. Without limiting the generality of the foregoing, an Executive Vice President appointed by the Board of Directors shall be designated as the Executive Vice President for a major operation or division of the corporation and as such shall have responsibility and authority to conduct the business of such operation or division. Each Executive Vice President shall report to the Chief Executive Officer and the President and shall have such other duties as may be assigned to him by the Board of Directors. Each Executive Vice President shall have the authority to execute on behalf of the corporation all conveyances, contracts and other documents which pertain to the operation or division of the corporation for which he has responsibility.

         5.7 Secretary. The Secretary shall keep minutes of all of the proceedings of the shareholders and Board of Directors and shall make proper record of the same, which shall be signed by him or her; sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes and other instruments executed by the corporation requiring his or her signature; give notice of meetings of shareholders and directors; produce on request at each meeting of shareholders a certified list of shareholders in such form as the Board or Chief Executive Officer may determine; keep such books as may be required by the Board of Directors or Chief Executive Officer; and file all reports to States, to the Federal Government and to foreign countries; and perform such other and further duties as may from time to time be assigned to him or her by the Board of Directors or by the Chief Executive Officer.

         5.8 Chief Financial Officer. The Chief Financial Officer shall have general supervision of all finances. He or she shall cause to be kept adequate and current accounts of the business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required. Such accounts shall be maintained in accordance with generally accepted accounting principles and policies and procedures adopted by the Company. The Chief Financial Officer shall institute and maintain such internal accounting systems as may be necessary to insure accuracy in the financial statements of the Company and compliance with applicable laws.

         5.9 Chief Technical Officer. The Chief Technical Officer shall be responsible for the research and development of new application products, formulating long-term technical objectives, overseeing the research and development budget, and overseeing development schedules. The Chief Technical Officer shall report to the President.

         5.10 Chief Operating Officer. The Chief Operating Officer shall be responsible for the operations and profitability of all business units, establish long-range operating plans, budgets and programs for all business units, and development and implement policies and programs as set forth by the Board of Directors, Chief Executive Officer, and President.

         5.11 Chief Medical Officer. The Chief Medical Officer shall be responsible for the operations and profitability of the medical management functions of the corporation. He shall develop, implement, and maintain scientifically based medical management tools. He shall provide medical management supervision of consultation and outsourced utilization management services. The Chief Medical Officer shall report to the General Manager of the managed care services division.

         5.12 General Managers. The Board of Directors may appoint such General Managers as it may deem desirable. Each such General Manager shall hold office at the pleasure of the Board of Directors, and shall perform such duties as the Board of Directors may prescribe. A General Manager shall be responsible for the operations and profitability of a business division. The General Manager shall also assist the Chief Operating Officer in establishing long-range operation plans and programs for the business division. Each General Manager shall report to the President and Chief Operating Officer.

         5.13 Treasurer. The Treasurer shall receive and be in charge of all money, bills, notes, deeds, leases, mortgages, and similar property belonging to the corporation. The Treasurer shall review financial statements of the company for accuracy and compliance with applicable law, policies and procedures. The Treasurer shall also be responsible for cash management functions. The Treasurer shall perform such other duties as the Board of Directors may prescribe. The Treasurer shall report to the Board of Directors.

         5.14 Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office at the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

         5.15 Duties of Officers May Be Delegated. In the absence of any officer of the corporation or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

                                   ARTICLE SIX

                                  CAPITAL STOCK

         6.1 Certificates. The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt, shall be signed by the Chief Executive Officer or President and Secretary or Assistant Secretary, and shall be numbered and shall be entered in the books of the corporation as they are issued. Any or all of the signatures may be by facsimile. Each certificate representing shares shall set forth upon the fact thereof the following:

                  (a)      the name of this corporation;

                  (b) that the corporation is organized under the laws of the State of Delaware;

                  (c) the name or names of the person or persons to whom the certificate is issued;

                  (d) the number and class of shares, and the designation of the series, if any, which the certificate represents;

                  (e) the par value of each share represented by such certificate, or a statement that the shares are without par value;

                  (f) that the shares represented by each certificate are subject to restrictions of federal and state securities laws (unless the corporation's stock shall have become publicly traded), that such shares are subject to applicable stock transfer agreements and such other matters as may be required by the provisions of the General Corporation Law of the State of Delaware; and

                  (g) if any shares represented by the certificate are nonvoting shares, a statement or notation to that effect.

                  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

         6.2 Transfer of Shares. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate thereof, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.6 of these Bylaws.

         6.3      Record Dates.

                  (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting.

                  (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         6.4 Registered Owner. The corporation shall be entitled to treat the holder of record of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         6.5 Transfer Agent and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

         6.6 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.

         6.7 Fractional Shares or Scrip. The corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the corporation, including voting rights, dividend rights or the right to participate in any assets of the corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the corporation may pay in cash the fair value of fractional interest as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.

         6.8 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may from time to time establish.

                                  ARTICLE SEVEN

                     BOOKS AND RECORDS; SEAL; MISCELLANEOUS

         7.1 Inspection of Books and Records. Each shareholder shall have the right to inspect the books and records of the corporation as provided by law. The corporation may, as a condition to disclosing any books and records, require the shareholder to execute an agreement of confidentiality before receiving any confidential information of the corporation.

         7.2 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation.

         7.3 Annual Statements. The corporation shall not be required to mail or otherwise provide annual reports, financial statements or other records or results of operation of the corporation to the shareholders except to the extent as may be required by law.

         7.4 Facsimile Signature. In addition to the provisions for use of facsimiles elsewhere specifically authorized in these Bylaws, the facsimile signature of any officer, director or shareholder of the corporation shall be given the same effect as an original signature.

         7.5 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

         7.6 Fiscal Year. The fiscal year of the corporation shall be as fixed by the Board of Directors.

         7.7 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                  ARTICLE EIGHT

                                 INDEMNIFICATION

         8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or any officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation and as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 8.3 of this ARTICLE EIGHT with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

         8.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 8.1 shall include the right to be paid by the corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 8.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 8.1 and 8.2 of this ARTICLE EIGHT shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         8.3      Right of Indemnitee to Bring Suit. If a claim under Sections
8.1 or 8.2 of this ARTICLE EIGHT is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also to the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE EIGHT or otherwise shall be on the corporation.

         8.4 Non-Exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred in this ARTICLE EIGHT shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholder or disinterested directors or otherwise.

         8.5 Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                  ARTICLE NINE

                           NOTICES; WAIVERS OF NOTICE


         9.1. Notices. Except as otherwise specifically provided in these Bylaws or required by law, whenever under the provisions of these Bylaws notice is required to be given to any shareholder, director or officer, it shall be in writing but it shall not be construed to mean personal notice. Such notice may be given by personal notice or by electronic mail, facsimile, or other electronic communication facility, or by mail by depositing the same in the mails, postage prepaid and addressed to such shareholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus delivered, sent or mailed. If notice is provided by electronic mail, facsimile or other electronic communication facility, it shall be deemed given on the date sent, however, all such notices shall be followed by mailing the notice on the same day as aforesaid.

         9.2 Waivers of Notice. Except as otherwise provided in these Bylaws, when any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein or before, or after the event for which notice is to be given, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder's attorney or proxy duly appointed in writing. Neither the business nor the purpose of any meeting need be specified in such a waiver. Execution of a written consent in lieu of a meeting of the Board of Directors or shareholders shall be considered as a waiver of notice.

                                   ARTICLE TEN

                                EMERGENCY POWERS

         10.1. Bylaws. The Board of Directors may adopt emergency bylaws, which shall, notwithstanding any provision of law, the Certificate of Incorporation or these Bylaws, be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

         10.2 Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

         10.3 Head Office. The Board of Directors, either before or during any such emergency, may effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

         10.4 Period of Effectiveness. To the extent not inconsistent with any emergency bylaws so adopted, these Bylaws shall remain in effect during any such emergency and upon its termination the emergency bylaws shall cease to be operative.

         10.5 Notices. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

         10.6 Officers as Directors Pro Tempore. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting, provided, that the emergency bylaws may declare that the director or directors in attendance at a meeting shall constitute a quorum.

         10.7 Liability of Officers, Directors and Agents. No officer, director, agent or employee acting in accordance with any emergency bylaws shall be liable except for willful misconduct. No officer, director, agent or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the Bylaws then in effect.

                                 ARTICLE ELEVEN

                               CONTRACTS; CHECKS

         11.1 Contracts. The Board of Directors may authorize any officer, employee or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. Until such designation, only the Chief Executive Officer or President may sign contracts and instruments not in the ordinary course of business of the corporation and all purchases outside of the ordinary course of business must be approved by the Chief Executive Officer or President. No lease, whether or not in the ordinary course of business, may be signed except by the Chief Executive Officer or President.

         11.2 Checks. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate. If there is no designation, the Chief Executive Officer or President shall be the only officers or persons authorized.

                                 ARTICLE TWELVE

                                   AMENDMENTS

         The Bylaws of the corporation may be altered or amended and new bylaws may be adopted by the Board of Directors.

                                   CERTIFICATE

         I, the undersigned, hereby certify that I am the Secretary of Nichols TXEN Corporation, and that the attached Amended and Restated Bylaws of Nichols TXEN Corporation, were adopted by the Board of Directors on the date hereof, and are the authentic Amended and Restated Bylaws of Nichols TXEN Corporation.


         DATED:  November 6, 1998

                                    /s/  Patsy L. Haddox
                                    --------------------
                                    SECRETARY


                                      -28-